Exhibit 99.1

Bain Capital Specialty Finance, Inc. Announces Transferable Rights Offering

BOSTON – May 4, 2020 – Bain Capital Specialty Finance, Inc. (NYSE: BCSF, the “Company”, “our” or “we”) announced today that its Board of Directors has approved the terms of a transferable rights offering to purchase shares of its common stock.

The Company will issue to stockholders of record on May 13, 2020 transferable rights to subscribe for an aggregate of up to 12,912,453 shares of the Company’s common stock. Record stockholders will receive one right for each share of common stock owned on the record date. The rights will entitle the holders to purchase one new share of common stock for every four rights held, and record stockholders who fully exercise their rights will be entitled to subscribe, subject to certain limitations and allotment, for additional shares that remain unsubscribed as a result of any unexercised rights.

“Consistent with Bain Capital Credit’s prudent and disciplined approach, we are focused on safeguarding the shareholder capital entrusted to us,” said Michael Ewald, President and Chief Executive Officer of BCSF. “As the current economic environment remains uncertain in light of COVID-19, including the duration of the economic shutdown and its full impact on the economy, we are taking the appropriate steps to properly position and equip the Company to navigate uncertain and volatile periods ahead in order to maximize long-term shareholder value.” Michael Ewald further described the Company’s rationale for the rights offering in a letter to stockholders issued concurrently with this press release.

The rights will be listed for trading on the New York Stock Exchange under the symbol “BCSF RT” and are expected to begin trading on May 15, 2020. Stockholders may exercise their rights at any time during the subscription period, which commences on May 14, 2020 and ends at 5:00 p.m., Eastern Standard Time (EST), on June 5, 2020, unless extended by the Company in its sole discretion (the “Expiration Date”). Rights holders who fully exercise all rights issued to them are entitled to subscribe for additional shares of the Company’s common stock that were not subscribed for by other holders (the “Over-Subscription Privilege”).

Certain affiliates of BCSF Advisors, LP (the “Advisor”) have indicated that they intend to fully exercise their rights to over-subscribe in order to make an aggregate investment of up to $50 million in shares of our common stock. Any over-subscription by affiliates of the Advisor will be effected only after the pro rata allocation of shares to (i) record date holders (other than affiliates of the Advisor) who fully exercise all rights issued to them and (ii) any non-record date rights holder (other than an affiliate of the Advisor) who exercises rights. Accordingly, there can be no assurance that certain affiliates of the Advisor will acquire any shares of our common stock through their exercise of over-subscription privileges.

The subscription price for the shares to be issued pursuant to the rights offering will be 92.5% of the volume-weighted average of the market price of the Company’s shares of common stock on the New York Stock Exchange (NYSE) for the five consecutive trading days ending on the Expiration Date.

Important Dates to Remember

Record Date	May 13, 2020 (unless the offer is extended)
Subscription Period	From May 14, 2020 – June 5, 2020
Expiration Date	June 5, 2020 (unless the offer is extended)
Deadline for Delivery of Subscription Certificate and Payment for Shares	June 5, 2020 at 5:00 p.m. EST (unless the offer is extended)
Deadline for Delivery of Notice of Guaranteed Delivery	June 5, 2020 at 5:00 p.m. EST (unless the offer is extended)
Deadline for Delivery of Subscription Certificate and Payment for Shares pursuant to Notice of Guaranteed Delivery	June 9, 2020 at 5:00 p.m. EST (unless the offer is extended)

The Company expects to use the net proceeds of this offering to (i) repay outstanding indebtedness, including indebtedness under the BCSF Revolving Credit Facility and the JPM Credit Facility, in an aggregate amount equal to at least $100 million, in order to continue to maintain an appropriate level of debt in a challenging market environment, (ii) support our existing portfolio companies, particularly in light of current market conditions, and (iii) make opportunistic investments, in accordance with our investment objectives and policies, in assets that the Advisor believes have become undervalued due to the current extreme market volatility, and on more attractive terms than we would otherwise be able to obtain under typical, less volatile market conditions.

J.P. Morgan Securities LLC, BofA Securities, Inc. and Morgan Stanley & Co. LLC are acting as Dealer Managers for the offering.

About Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance, Inc. is an externally managed specialty finance company focused on lending to middle-market companies. BCSF is managed by BCSF Advisors, L.P., an SEC-registered investment adviser and a subsidiary of Bain Capital Credit, L.P. Since commencing investment operations on October 13, 2016, and through March 31, 2020, BCSF has invested approximately $3,675.5 million in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. BCSF’s investment objective is to generate current income and, to a lesser extent, capital appreciation through direct originations of secured debt, including first lien, first lien/last out, unitranche and second lien debt, investments in strategic joint ventures, equity investments and, to a lesser extent, corporate bonds. BCSF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Investors are advised to carefully consider the investment objectives, risks and charges and expenses of Bain Capital Specialty Finance, Inc. before investing. The prospectus contains this and other important information you should know before investing in the rights. Please read it before you invest and keep it for future reference. We file annual, quarterly and current reports, proxy statements and other information about us with the Securities and Exchange Commission. This information will be available by written or oral request and free of charge by contacting us at Bain Capital Specialty Finance, Inc., 200 Clarendon Street, 37th Floor, Boston, Massachusetts 02116, Attention: Investor Relations, on our website at http://www.baincapitalbdc.com, or by calling us collect at (617) 516-2350. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider that information to be a part of the prospectus. The SEC also maintains a website at http://www.sec.gov that contains this information.

Rights Offering Information Subject to Completion

The information in this letter and the N-2 registration statement regarding the rights offering is not complete and may be changed. We may not sell these securities until the N-2 registration statement filed with the U.S. Securities and Exchange Commission is effective. This letter is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Forward-Looking Statements

This letter may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this letter may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the U.S. Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this letter.

Investor Contact:

Katherine Schneider

Tel. +1 212 326 9613

investors@baincapitalbdc.com

Media Contact:

Charlyn Lusk

Tel. +1 646 502 3549

clusk@stantonprm.com